EXHIBIT 21

Bausch & Lomb Incorporated
Subsidiaries
(as of December 27, 2003)
Name	Jurisdiction Under Which Organized
B&L CRL Inc.	Delaware
B&L Domestic Holdings Corp.	Delaware
B&L Financial Holdings Corp.	Delaware
B&L SPAF Inc.	Delaware
B&L VPLEX Holdings, Inc.	California
Bausch & Lomb Argentina S.R.L.	Argentina
Bausch & Lomb (Australia) Pty. Limited	Australia
Bausch & Lomb B.V.	Netherlands
Bausch & Lomb B.V.B.A.	Belgium
Bausch & Lomb Canada, Inc.	Canada
Bausch & Lomb China, Inc.	Delaware
Bausch & Lomb (China) Investment Company Limited	China
Bausch & Lomb Domestic Finance Corp.	Delaware
Bausch & Lomb Danmark A/S	Denmark
Bausch & Lomb Eyecare (India) Private Limited	India
Bausch & Lomb Foreign Sales Corporation	Barbados
Bausch & Lomb France S.A.S.	France
Bausch & Lomb Fribourg SA	Switzerland
Bausch & Lomb GmbH	Austria
Bausch & Lomb (Hong Kong) Limited	Hong Kong
Bausch & Lomb International, Inc.	New York
Bausch & Lomb IOM S.p.A.	Italy
Bausch & Lomb Ireland	Ireland
Bausch & Lomb (Jersey) Limited	Jersey
Bausch & Lomb-Lord (BVI) Incorporated	British Virgin Islands
Bausch & Lomb (Malaysia) Sdn. Bhd.	Malaysia
Bausch & Lomb Mexico, S.A. de C.V.	Mexico
Bausch & Lomb (New Zealand) Limited	New Zealand
Bausch & Lomb Nordic AB	Sweden
Bausch & Lomb Oftal S.p.A.	Italy
Bausch & Lomb (Philippines), Inc.	Philippines
Bausch & Lomb Realty Corporation	New York
Bausch & Lomb S.A.	Spain
Bausch & Lomb Saglik Ve Optik Urunleri Ticaret A.S.	Turkey
Bausch & Lomb Scotland Limited	England and Wales
Bausch & Lomb (Shanghai) Trading Company Limited	China
Bausch & Lomb (Singapore) Pte. Ltd.	Singapore
Bausch & Lomb (South Africa) (Pty) Ltd.	South Africa
Bausch & Lomb South Asia, Inc.	Delaware
Bausch & Lomb Swiss AG	Switzerland
Bausch & Lomb Surgical (U.K.) Limited	England and Wales
Bausch & Lomb Taiwan Limited	Taiwan
Bausch & Lomb (Thailand) Limited	Thailand
Bausch & Lomb U.K. Limited	England and Wales
Bausch & Lomb-Young Han, Inc.	Korea
BCF S.A.S.	France
Beijing Bausch & Lomb Eyecare Company, Ltd.	China
BL Industria Otica Ltda.	Brazil
B.L.J. Company Limited	Japan
Dr. Mann Pharma	Germany
Iolab Corporation	California
P. T. Bausch & Lomb Indonesia (Distributing)	Indonesia
P. T. Bausch & Lomb Manufacturing	Indonesia
RHC Holdings, Inc.	Delaware
Sight Savers, Inc.	Delaware
Technolas GmbH	Germany